Form 10-K, Exhibit 13
period 2004-12-31
FUTURES PORTFOLIO FUND LP
filed 2005-03-31
CIK 861441

Exhibit 13.01

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------



To the Partners
Futures Portfolio Fund, Limited Partnership


We have audited the accompanying statements of financial condition of Futures Portfolio Fund, Limited Partnership, including the condensed schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, cash flows and changes in partners' capital (net asset value) for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futures Portfolio Fund, Limited Partnership as of December 31, 2004 and 2003, and the results of its operations, cash flows and the changes in its net asset values for the years then ended, in conformity with U.S. generally accepted accounting principles.



/s/ Arthur F. Bell, Jr. & Associates, L.L.C.



Hunt Valley, Maryland
February 11, 2005

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                       STATEMENTS OF FINANCIAL CONDITION
                          December 31, 2004 and 2003
                                ---------------

                                                                    2004                  2003
                                                                    ----                  ----
ASSETS
    Equity in broker trading accounts
       Cash                                                       $177,902,239         $  14,155,901
       United States government securities
          (cost, including accrued interest, -
          $35,992,200 and $56,225,381)                              35,992,200            56,225,381
       Unrealized gain on open contracts                             8,261,541             6,241,625
                                                                  ------------         -------------
              Deposits with brokers                                222,155,980            76,622,907
    Cash and cash equivalents                                       33,448,634            11,197,196
    United States government agency securities
       (cost, including accrued interest, - $9,944,295 and $0)       9,944,295                     0
    Unrealized gain (loss) on open forward
       currency contracts                                           (1,572,160)              797,823
                                                                  ------------         -------------
              Total assets                                        $263,976,749         $  88,617,926
                                                                  ============         =============
LIABILITIES
    Accounts payable                                              $      5,365         $      86,600
    Commissions and other trading fees
       on open contracts                                                90,930                30,210
    General Partner management fee                                     425,845               129,471
    General Partner 1% allocation                                       21,822                51,410
    Advisor management fees                                            823,369                94,910
    Advisor incentive fees                                             672,681             1,678,712
    Selling agents fee                                                 336,382                97,499
    Redemptions payable                                              1,492,430               186,717
    Subscriptions received in advance                                5,306,668             8,496,538
                                                                  ------------         -------------
              Total liabilities                                      9,175,492            10,852,067
                                                                  ------------         -------------
PARTNERS' CAPITAL (Net Asset Value)
    Class A Interests - 56,716.3746 and 16,350.3885
       units outstanding at December 31, 2004 and 2003             194,513,666            55,901,105
    Class B Interests - 14,666.9737 and 5,435.3839
       units outstanding at December 31, 2004 and 2003              60,287,591            21,864,754
                                                                  ------------         -------------
              Total partners' capital
                 (Net Asset Value)                                 254,801,257            77,765,859
                                                                  ------------         -------------
                                                                  $263,976,749         $  88,617,926
                                                                  ============         =============




                            See accompanying notes.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                       CONDENSED SCHEDULE OF INVESTMENTS
                               December 31, 2004
                                ---------------




UNITED STATES GOVERNMENT AND AGENCY SECURITIES
----------------------------------------------
                       Maturity                                                                                 % of Net
     Face Value          Date         Description                                                Value         Asset Value
     ----------          ----         -----------                                                -----         -----------
     $10,000,000       03/22/05       Federal Home Loan Mortgage Corporation
                                          Discount Note                                     $  9,944,295          3.90 %
      36,000,000       01/06/05       U.S. Treasury Bill                                      35,992,200         14.13 %
                                                                                            ------------       ---------
                                      Total United States government and agency securities
                                          (cost, including accrued interest, - $45,936,495)  $45,936,495         18.03 %
                                                                                             ===========       =========
LONG FUTURES CONTRACTS
----------------------
                                                                                                                % of Net
                                      Description                                                Value         Asset Value
                                      -----------                                                -----         -----------
                                      Agricultural                                         $     961,451          0.38 %
                                      Currency                                                 1,754,893          0.69 %
                                      Energy                                                    (198,627)        (0.08)%
                                      Interest rate                                            1,715,930          0.67 %
                                      Metal                                                    2,491,362          0.98 %
                                      Stock index                                              2,189,269          0.86 %
                                                                                           -------------      ----------
                                      Total long futures contracts                          $  8,914,278          3.50 %
                                                                                            ------------      ----------
SHORT FUTURES CONTRACTS
-----------------------
                                                                                                                % of Net
                                      Description                                                Value         Asset Value
                                      -----------                                                -----         -----------
                                      Agricultural                                        $      (51,895)        (0.02)%
                                      Energy                                                     775,428          0.30 %
                                      Interest rate                                              394,937          0.16 %
                                      Metal                                                   (1,771,207)        (0.70)%
                                                                                           -------------      ----------
                                      Total short futures contracts                        $    (652,737)        (0.26)%
                                                                                           --------------     ----------
                                      Total futures contracts                               $  8,261,541          3.24 %
                                                                                            ============      ==========
FORWARD CURRENCY CONTRACTS
--------------------------
                                                                                                                % of Net
                                      Description                                                Value         Asset Value
                                      -----------                                                -----         -----------
                                      Long forward currency contracts                       $  8,968,638          3.52 %
                                      Short forward currency contracts                       (10,540,798)        (4.14)%
                                                                                           -------------      ----------
                                      Total forward currency contracts                      $ (1,572,160)        (0.62)%
                                                                                            ============      ==========

                            See accompanying notes.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                       CONDENSED SCHEDULE OF INVESTMENTS
                               December 31, 2003
                                ---------------





UNITED STATES GOVERNMENT SECURITIES
-----------------------------------
                       Maturity                                                                                 % of Net
     Face Value          Date         Description                                                Value         Asset Value
     ----------          ----         -----------                                                -----         -----------
     $16,000,000       06/03/04       U.S. Treasury Bill                                     $15,931,137         20.49 %
      12,300,000       05/06/04       U.S. Treasury Bill                                      12,256,220         15.76 %
      10,000,000       02/19/04       U.S. Treasury Bill                                       9,985,990         12.84 %
       6,500,000       04/01/04       U.S. Treasury Bill                                       6,484,069          8.34 %
       5,000,000       03/11/04       U.S. Treasury Bill                                       4,990,348          6.42 %
                                      Other U.S. Treasury Bills                                6,577,617          8.45 %
                                                                                             -----------       ---------
                                      Total United States government securities
                                          (cost, including accrued interest, - $56,225,381)  $56,225,381         72.30 %
                                                                                             ===========       =========
LONG FUTURES CONTRACTS
----------------------
                                                                                                                % of Net
                                      Description                                                Value         Asset Value
                                      -----------                                                -----         -----------
                                      Agricultural                                           $   578,883          0.74 %
                                      Currency                                                 3,393,879          4.36 %
                                      Energy                                                     115,841          0.15 %
                                      Interest rate                                             (210,196)        (0.27)%
                                      Metal                                                    2,888,152          3.72 %
                                      Stock index                                                910,629          1.17 %
                                                                                             -----------      ----------
                                      Total long futures contracts                           $ 7,677,188          9.87 %
                                                                                             -----------      ----------
SHORT FUTURES CONTRACTS
-----------------------
                                                                                                                % of Net
                                      Description                                                Value         Asset Value
                                      -----------                                                -----         -----------
                                      Agricultural                                           $   (25,120)        (0.03)%
                                      Currency                                                (1,006,522)        (1.30)%
                                      Interest rate                                             (111,541)        (0.14)%
                                      Metal                                                     (292,380)        (0.38)%
                                                                                             -----------      ----------
                                      Total short futures contracts                          $(1,435,563)        (1.85)%
                                                                                             -----------      ----------
                                      Total futures contracts                                $ 6,241,625          8.02 %
                                                                                             ===========      ==========
FORWARD CURRENCY CONTRACTS
--------------------------
                                                                                                                % of Net
                                      Description                                                Value         Asset Value
                                      -----------                                                -----         -----------
                                      Long forward currency contracts                        $   894,946          1.15 %
                                      Short forward currency contracts                           (97,123)        (0.12)%
                                                                                             -----------      ----------
                                      Total forward currency contracts                       $   797,823          1.03 %
                                                                                             ===========      ==========

                            See accompanying notes.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                           STATEMENTS OF OPERATIONS
                For the Years Ended December 31, 2004 and 2003
                                ---------------





                                                                         2004                             2003
                                                                         ----                             ----
TRADING GAINS
    Gain (loss) from trading
       Realized                                                       $ 17,106,196                      $ 2,771,942
       Change in unrealized                                               (350,067)                       6,236,904
       Brokerage commissions                                            (1,346,001)                        (246,478)
                                                                      ------------                      -----------
              Gain from trading                                         15,410,128                        8,762,368
                                                                      ------------                      -----------
NET INVESTMENT (LOSS)
    Income
       Interest income                                                   1,863,091                          339,961
                                                                      ------------                      -----------
    Expenses
       General Partner management fee                                    3,397,591                          655,881
       General Partner 1% allocation                                        21,822                           51,412
       Advisor management fees                                           2,517,558                          384,029
       Advisor incentive fees                                            4,956,093                        2,101,829
       Selling agents fee                                                2,733,183                          480,685
       Operating expenses                                                3,233,508                          440,770
                                                                      ------------                      -----------
              Total expenses                                            16,859,755                        4,114,606
              Operating expenses waived                                 (1,746,960)                        (101,857)
                                                                      ------------                      -----------
              Net total expenses                                        15,112,795                        4,012,749
                                                                      ------------                      -----------
              Net investment (loss)                                    (13,249,704)                      (3,672,788)
                                                                      ------------                      -----------
              NET INCOME                                              $  2,160,424                      $ 5,089,580
                                                                      ============                      ===========

                                                                         2004                             2003
                                                                         ----                             ----
                                                               Class A           Class B        Class A           Class B
                                                               -------           -------        -------           -------
NET INCOME PER UNIT
(based on weighted average number of
units outstanding during the year)                            $  31.53          $  93.28        $485.93           $588.82
                                                              ========          ========        =======           =======
INCREASE IN NET ASSET VALUE
    PER UNIT                                                  $  10.64          $  87.76        $452.19           $597.06
                                                              ========          ========        =======           =======



                            See accompanying notes.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                           STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 2004 and 2003
                                ---------------



                                                                                        2004                 2003
                                                                                        ----                 ----
Cash flows from (for) operating activities
    Net income                                                                     $    2,160,424         $   5,089,580
       Adjustments to reconcile net income to net cash
       from (for) operating activities:
          Net change in unrealized                                                        350,067            (6,236,904)
          Increase in accounts payable and accrued expenses                               207,582             2,105,824
          Net proceeds (purchases) of investments in
              United States government and agency securities                           10,288,886           (51,481,493)
                                                                                   --------------         -------------

                 Net cash from (for) operating activities                              13,006,959           (50,522,993)
                                                                                   --------------         -------------

Cash flows from (for) financing activities
    Subscriptions received in advance                                                   5,306,668             8,496,538
    Addition of units                                                                 173,667,380            63,566,089
    Redemption of units                                                                (5,983,231)             (864,874)
                                                                                   --------------         -------------

                 Net cash from financing activities                                   172,990,817            71,197,753
                                                                                   --------------         -------------


                 Net increase in cash and cash equivalents                            185,997,776            20,674,760


Cash and cash equivalents
    Beginning of year                                                                  25,353,097             4,678,337
                                                                                   --------------         -------------

    End of year                                                                      $211,350,873         $  25,353,097
                                                                                   ==============         =============

    End of year cash and cash equivalents consists of:
       Cash in broker trading accounts                                               $177,902,239         $  14,155,901
       Cash and cash equivalents                                                       33,448,634            11,197,196
                                                                                   --------------         -------------

                 Total end of year cash and cash equivalents                         $211,350,873         $  25,353,097
                                                                                   ==============         =============



                            See accompanying notes.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
         STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
                For the Years Ended December 31, 2004 and 2003
                                ---------------




                                            Class A Interests                   Class B Interests
                                            -----------------                  ------------------
                                          Units            Value              Units           Value           Total
                                          -----            -----              -----           -----           -----
Balances at
    December 31, 2002                  1,240.5575     $   3,680,442        1,832.4761     $   6,277,366    $  9,957,808

Net income for the year
    ended December 31, 2003                               3,199,008                           1,890,572       5,089,580

Additions                             15,267.5787        49,541,847        3,740.1800        14,228,215      63,770,062

Redemptions                             (157.7477)         (520,192)        (137.2722)         (531,399)     (1,051,591)
                                     ------------     -------------      ------------     -------------    ------------

Balances at
    December 31, 2003                 16,350.3885        55,901,105        5,435.3839        21,864,754      77,765,859

Net income for the year
    ended December 31, 2004                               1,233,969                             926,455       2,160,424

Additions                             42,634.5145       145,063,460        9,159.2385        37,100,458     182,163,918

Redemptions                           (1,093.8480)       (3,709,181)        (911.8706)       (3,579,763)     (7,288,944)

Transfers                             (1,174.6804)       (3,975,687)         984.2219         3,975,687               0
                                      -----------     -------------      ------------     -------------    ------------
Balances at
    December 31, 2004                 56,716.3746      $194,513,666       14,666.9737     $  60,287,591    $254,801,257
                                     ============     =============      ============     =============    ============


                                                  Net Asset Value Per Unit
               ----------------------------------------------------------------------------------------------
                     December 31,                       December 31,                       December 31,
                         2004                               2003                               2002
                         ----                               ----                               ----
                 Class A      Class B               Class A       Class B              Class A       Class B
                 -------      -------               -------       -------              -------       -------
                $3,429.59    $4,110.43             $3,418.95     $4,022.67            $2,966.76     $3,425.61
                =========    =========             =========     =========            =========     =========



                           See accompanying notes.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                                ---------------

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         -----------------------------------------------------------

          A.   General Description of the Partnership

               Futures Portfolio Fund, Limited Partnership (the Partnership) is a Maryland limited partnership which operates as a commodity investment pool. The Partnership utilizes professional trading advisors to engage in the trading of futures contracts, forward currency contracts and other financial instruments.

          B.   Regulation

               The Partnership is a registrant with the Securities and Exchange Commission (SEC) pursuant to the Securities Exchange Act of 1934 (the Act). As a registrant, the Partnership is subject to the regulations of the SEC and the informational requirements of the Act. As a commodity pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of Futures Commission Merchants (brokers) and interbank market makers through which the Partnership trades.

          C.   Method of Reporting

               The Partnership's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Partnership's management. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39
               - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government and agency securities are stated at cost plus accrued interest, which approximates market value.

               For purposes of both financial reporting and calculation of redemption value, net asset value per Class A or Class B unit is calculated by dividing the net asset value of Class A or Class B by the number of outstanding units of Class A or Class B.

          D.   Cash and Cash Equivalents

               Cash and cash equivalents includes cash and an investment in a money market mutual fund.

          E.   Brokerage Commissions

               Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

          F.   Income Taxes

               The Partnership prepares calendar year U.S. and applicable state information tax returns and reports to the partners their allocable shares of the Partnership's income, expenses and trading gains or losses.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          -----------------------------------------------------------
          (CONTINUED)
          -----------

          G.   Foreign Currency Transactions

               The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

          H.   Classes of Interests

               The Partnership has two classes of limited partnership interests ("Interests"), Class A and Class B. The General Partner may offer additional classes at its discretion. Both Class A and Class B Interests are traded pursuant to identical trading programs and differ only in respect to the General Partner's management fee and selling agents fee. Class B Interests are issued only at the General Partner's discretion and are generally intended for investors who are participating in fee based investment advisory programs. All items of income or loss, except for the General Partner management fee and selling agents fee, are allocated pro rata between Class A and Class B Interests. The General Partner management fee and selling agents fee applicable to each class of Interest is then charged to each class. All items of income or loss allocated to each class of Interest is then allocated pro rata to each Limited Partner within each class.

          I.   Reclassification

               Certain amounts in the December 31, 2003 statement of financial condition were reclassified to conform with the December 31, 2004 statement of financial condition presentation.

Note 2.   GENERAL PARTNER
          ---------------

          The General Partner of the Partnership is Steben & Company, Inc., which conducts and manages the business of the Partnership. During the years ended December 31, 2004 and 2003, the General Partner did not maintain a capital balance in the Partnership, however, the sole shareholder of the General Partner has an investment in Class B Interests of the Partnership.

          During the years ended December 31, 2004 and 2003, the General Partner received the following compensation:

          o Commencing December 1, 2004, Class A Interests paid a monthly management fee equal to 1/12 of 1.95% (1.95% per annum) of the net asset value of the Class A Interests as of the last day of each month.

           o For the period January 1, 2003 through November 30, 2004, Class A Interests paid a monthly management fee equal to 1/12 of 2% (2% per annum) of the net asset value of the Class A Interests as of the last day of each month.

           o Class A Interests paid a monthly selling agents fee equal to 1/12 of 2% (2% per annum) of the net asset value of the Class A Interests as of the last day of each month. The General Partner, in turn, pays the selling agents fee to the respective selling agent. If the selling agents fee is not paid to the selling agent, or the General Partner was the selling agent, such portion of the selling agents fee is retained by the General Partner.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------



Note 2.   GENERAL PARTNER (CONTINUED)
          ---------------------------

          o Commencing May 1, 2003, Class B Interests paid a monthly management fee equal to 1/12 of 1.95% (1.95% per annum) of the net asset value of the Class B Interests as of the last day of each month.

          o Commencing May 1, 2003, Class B Interests paid a monthly selling agents fee equal to 1/12 of .20% (.20% per annum) of the net asset value of the Class B Interests as of the last day of each month. The General Partner, in turn, pays the selling agents fee to the respective selling agent. If the selling agents fee is not paid to the selling agent, or the General Partner was the selling agent, such portion of the selling agent fee is retained by the General Partner.

          o For the period January 1, 2003 through April 30, 2003, Class B Interests paid a monthly management fee equal to 1/12 of 1.15% (1.15% per annum) of the net asset value of the Class B Interests as of the last day of each month.

          o For the period January 1, 2003 through April 30, 2003, Class B Interests paid a monthly selling agents fee equal to 1/12 of 1.00% (1.00% per annum) of the net asset value of the Class B Interests as of the last day of each month. The General Partner, in turn, pays the selling agents fee to the respective selling agent. If the selling agents fee is not paid to the selling agent, or the General Partner was the selling agent, such portion of the selling agents fee is retained by the General Partner.

          For the period January 1, 2003 through November 30, 2004, the General Partner also received, at the time of subscription, a subscription fee equal to 1% of the subscription amount. The General Partner could reduce or waive this fee in its sole discretion. Additions in the statements of changes in partners' capital (net asset value) are reflected net of such subscription fee. Effective December 1, 2004, the General Partner no longer charges a subscription fee.

          Pursuant to the terms of the Limited Partnership Agreement, the General Partner receives 1% of any increase or decrease in the Partnership's net assets. Such amount is reflected as the General Partner 1% allocation in the statement of financial condition and the statement of operations.

Note 3.   COMMODITY TRADING ADVISORS
          --------------------------

          The Partnership has Advisory Agreements with various commodity trading advisors, pursuant to which the Partnership pays each commodity trading advisor a monthly or quarterly management fee equal to 1% or 2% per annum of allocated net assets (as separately defined in each respective Advisory Agreement) and a quarterly incentive fee equal to 20% or 25% of Trading Profits (as separately defined in each respective Advisory Agreement).

Note 4.   DEPOSITS WITH BROKERS
          ---------------------

          The Partnership deposits funds with brokers, subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. The Partnership earns interest income on its assets deposited with the brokers.

Note 5.   OPERATING EXPENSES
          ------------------

          The Partnership is responsible for all of its operating expenses such as accounting, audit, legal, administrative, marketing and offering expenses, etc. Operating expenses also include salary and administrative costs incurred by the General Partner relating to marketing and administration of the Partnership, such as salaries and commissions of General Partner marketing personnel and administrative employee salaries and related costs. Pursuant to the terms of the Limited Partnership Agreement, operating expenses that exceed 1% of the average month-end net assets of the Partnership are the responsibility of the General Partner. During 2004 and 2003, actual operating expenses exceeded 1% of average month-end net assets of the Partnership by $1,527,551 and $101,857, respectively, with such amounts reflected as operating expenses waived in the statement of operations. Additionally, during 2004, the General Partner voluntarily paid $219,409 of operating expenses of the Partnership, with such amount also reflected as operating expenses waived in the statement of operations. For 2004 and 2003, operating expenses, net of waived operating expenses, were .87% and 1.00%, respectively, of the average month-end net assets.

Note 6.   SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
          --------------------------------------------

          Investments in the Partnership are made by subscription agreement, subject to acceptance by the General Partner. Units are sold at the net asset value per Class A or Class B unit as of the close of business on the last day of the month in which the subscription is accepted. Prior to May 1, 2003, investors who subscribed through a selling agent were subject to an up-front sales commission of up to 4% of the subscription amount. If the General Partner acted as the selling agent, the General Partner was entitled to the up-front sales commission, however, during the period January 1, 2003 through April 30, 2003, the General Partner elected not to charge such up-front sales commission to which it was entitled. Additions in the statement of changes in partners' capital (net asset value) are reflected net of such commissions to selling agents. Investors whose subscriptions are accepted are admitted as Limited Partners as of the beginning of the month following the month in which their subscriptions were accepted. At December 31, 2004 and 2003, the Partnership had received subscriptions of $5,306,668 and $8,496,538, respectively, which were additions to the Partnership effective January 1, 2005 and January 1, 2004, respectively.

          The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner. A Limited Partner may request and receive redemption of Class A or Class B units owned, subject to restrictions in the Limited Partnership Agreement.

Note 7.   TRADING ACTIVITIES AND RELATED RISKS
          ------------------------------------

          The Partnership engages in the speculative trading of U.S. and foreign futures contracts and forward currency contracts (collectively, "derivatives"). The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

          Purchase and sale of futures contracts requires margin deposits with the brokers. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

Note 7.   TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)
          ------------------------------------------------

          The Partnership trades forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency contracts typically involves delayed cash settlement.

          The Partnership has a substantial portion of its assets on deposit with interbank market makers and other financial institutions in connection with its trading of forward currency contracts and its cash management activities. In the event of an interbank market maker's or financial institution's insolvency, recovery of Partnership assets on deposit may be limited to account insurance or other protection afforded such deposits.

          For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short.

          The unrealized gain (loss) on open futures and forward currency contracts is comprised of the following:

                                                    Futures Contracts                      Forward Currency Contracts
                                                    (exchange traded)                         (non-exchange traded)
                                           December 31,          December 31,          December 31,          December 31,
                                               2004                  2003                  2004                  2003
                                               ----                  ----                  ----                  ----
           Gross unrealized gains          $11,621,802          $  8,128,348          $ 11,813,827        $    1,129,789
           Gross unrealized losses          (3,360,261)           (1,886,723)          (13,385,987)             (331,966)
                                          ------------          ------------         -------------        --------------
           Net unrealized gain (loss)     $  8,261,541          $  6,241,625         $  (1,572,160)       $      797,823
                                          ============          ============         =============        ==============

          The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 8.   GUARANTEES
          ----------

          In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

                  FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------



Note 9.   FINANCIAL HIGHLIGHTS
          --------------------

          The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2004 and 2003. This information has been derived from information presented in the financial statements.


                                                                           December 31,               December 31,
                                                                               2004                       2003
                                                                     -----------------------     -----------------------
                                                                       Class A      Class B         Class A      Class B
                                                                      Interests    Interests       Interests    Interests
                                                                      ---------    ---------       ---------    ---------
           Per Unit Performance
           (for a unit outstanding throughout the entire year)
           ---------------------------------------------------

           Net asset value per unit at beginning of year             $3,418.95    $4,022.67      $2,966.76     $3,425.61
                                                                     ---------    ---------      ---------     ---------
           Income from operations:
                Gain from trading (1)                                   283.67       346.07          834.87       956.32
                Net investment (loss) (1)                              (273.03)     (258.31)        (382.68)     (359.26)
                                                                     ---------   ----------      ----------    ---------
                    Total income from operations                         10.64        87.76          452.19       597.06
                                                                     ---------   ----------      ----------    ---------
           Net asset value per unit at end of year                   $3,429.59    $4,110.43       $3,418.95    $4,022.67
                                                                     =========    =========       =========    =========
           Total Return                                                   0.31 %       2.18 %         15.24 %      17.43 %
                                                                      =========    =========        ========     ========
           Supplemental Data
           Ratios to average net asset value:
                Expenses prior to advisor incentive fees (2)              6.37 %       4.52 %          6.40 %       4.41 %
                Advisor incentive fees                                    2.86 %       3.03 %          6.36 %       6.04 %
                                                                      ---------    ---------       ----------   ----------
                    Total expenses (2)                                    9.23 %       7.55 %         12.76 %      10.45 %
                                                                      =========    =========        ========     ========
                Net investment (loss) (2), (3)                           (5.28)%      (3.43)%         (5.40)%      (3.38)%
                                                                      =========    =========       =========    =========

          Total returns are calculated based on the change in value of a Class A or Class B unit during the year. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.
          --------------------
          (1) The net investment (loss) per unit is calculated by dividing the net investment (loss) by the average number of Class A or Class B units outstanding during the year. Gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information. Such balancing amount may differ from the calculation of gain from trading per unit due to the timing of trading gains and losses during the year relative to the number of units outstanding.
          (2) All of the ratios under the supplemental data are computed net of voluntary and involuntary waivers of operating expenses. For 2004 and 2003, the ratios are net of the .13% and .00% effect of the voluntary waiver of operating expenses, respectively. Both the nature and the amounts of the waivers are more fully explained in Note 5.
          (3) The net investment (loss) includes interest income and excludes gain from trading activities as shown on the statement of operations. The total amount is then reduced by all expenses other than advisor incentive fees. The resulting amount is divided by the average net asset value for the year.

McGladrey & Pullen
Certified Public Accountants





Report of Independent Registered Public Accounting Firm


To the Partners
Futures Portfolio Fund L.P.
Germantown, Maryland

We have audited the accompanying statements of financial condition of Futures Portfolio Fund L.P. as of December 31, 2002 and 2001, and the related statements of operations and changes in partners' capital for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futures Portfolio Fund L.P. as of December 31, 2002 and 2001, and the results of their operations for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                        McGladrey & Pullen, LLP

Chicago, Illinois
February 26, 2003



McGladrey & Pullen, LLP is a member firm of RSM International-an affiliation of separate and independent legal entities.

FUTURES PORTFOLIO FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
December 31, 2002 and 2001


ASSETS                                                                                     2002                        2001
-----------------------------------------------------------------------------------------------------------------------------------

Equity in broker trading accounts:
  Cash                                                                               $      4,467,411            $      2,661,730
  U.S. Government securities, at market value                                               4,743,888                   3,838,300
  Unrealized gain on open contracts, net                                                      802,544                     265,369
                                                                                  -------------------------------------------------
      Deposits with brokers                                                                10,013,843                   6,765,399

  Cash and cash equivalents                                                                   210,926                       9,156
  Interest receivable                                                                               -                       1,918
                                                                                  -------------------------------------------------

      Total assets                                                                   $     10,224,769            $      6,776,473
                                                                                  =================================================

LIABILITIES AND PARTNERS' CAPITAL

Liabilities
  Accrued management fees                                                            $         30,584            $         23,828
  Accrued selling agent fees                                                                   11,412                       7,373
  Other accrued expenses                                                                       20,992                      12,907
  Pending partner additions                                                                   203,973                           -
                                                                                  -------------------------------------------------

      Total liabilities                                                                       266,961                      44,108
                                                                                  -------------------------------------------------

Partners' Capital
  Limited partners:
    Class A (units outstanding 2002 1,240.56; 2001 841.68)                                  3,680,442                   2,087,945
    Class B (units outstanding 2002 1,832.48; 2001 1,652.02)                                6,277,366                   4,644,420
                                                                                  -------------------------------------------------
      Total partners' capital                                                               9,957,808                   6,732,365
                                                                                  -------------------------------------------------

      Total liabilities and partners' capital                                        $     10,224,769            $      6,776,473
                                                                                  =================================================


The accompanying notes are an integral part of these financial statements.

FUTURES PORTFOLIO FUND L.P.

STATEMENTS OF OPERATIONS
Years Ended December 31, 2002 and 2001


                                                                                           2002                         2001
-----------------------------------------------------------------------------------------------------------------------------------

Investment income, interest
      Total income                                                                   $        132,088            $        274,125
                                                                                  -------------------------------------------------

Expenses:
  Management fees                                                                             332,734                     270,334
  Brokerage commissions                                                                        55,479                      68,452
  Incentive fees                                                                              494,896                     339,957
  Administrative                                                                               48,693                      26,000
                                                                                  -------------------------------------------------
      Total expenses                                                                          931,802                     704,743
                                                                                  -------------------------------------------------

      Net investment (loss)                                                                  (799,714)                   (430,618)
                                                                                  -------------------------------------------------

Realized and unrealized gain (loss) from investments and foreign currency:
  Net realized gain from futures trading                                                      507,933                     865,334
  Net realized gain from foreign currency trading                                           1,305,932                     857,678
  Net increase (decrease) in unrealized appreciation on open futures positions                537,175                    (904,956)
                                                                                  -------------------------------------------------

      Net realized and unrealized gain from
        investments and foreign currency trading                                            2,351,040                     818,056
                                                                                  -------------------------------------------------

      Net income                                                                     $      1,551,326            $        387,438
                                                                                  =================================================


Net income allocated to limited partners                                             $      1,551,326            $        387,438
                                                                                  =================================================


The accompanying notes are an integral part of these financial statements.

FUTURES PORTFOLIO FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
Years Ended December 31, 2002 and 2001


                                                                         Class A             Class B
                                                                         Limited             Limited
                                                                         Partners            Partners               Total
----------------------------------------------------------------------------------------------------------------------------------
Partners' Capital: Limited Partners, 2,437.42 units
  outstanding (Class A - 794.48; Class B - 1,642.94),
  December 31, 2000                                                   $   1,880,892       $    4,327,849        $   6,208,741

  Proceeds from issuance of 125.56 units (Class A - 59.52;
    Class B - 66.04) of Limited
    Partnership interests (net of sales charges)                            148,183              180,000              328,183
  Redemptions of 69.28 units (Class A - 12.32;
    Class B - 56.96) of Limited Partnership interests                       (29,986)            (162,011)            (191,997)
  Net income                                                                 88,856              298,582              387,438
                                                                    --------------------------------------------------------------

Partners' Capital: Limited Partners, 2,493.70 units
  outstanding (Class A - 841.68; Class B - 1,652.02),
  December 31, 2001                                                       2,087,945            4,644,420            6,732,365

  Proceeds from issuance of 713.84 units (Class A - 432.61;
    Class B - 281.23) of Limited
    Partnership interests (net of sales charges)                          1,174,784              870,805            2,045,589
  Redemptions of 134.50 units (Class A - 33.73;
    Class B - 100.77) of Limited Partnership interests                      (89,248)            (282,224)            (371,472)
  Net income                                                                506,961            1,044,365            1,551,326
                                                                    --------------------------------------------------------------

Partners' Capital: Limited Partners, 3,073.04 units
  outstanding (Class A - 1,240.56; Class B - 1,832.48),
  December 31, 2002                                                   $   3,680,442       $    6,277,366        $   9,957,808
                                                                    ==============================================================

Net asset value per limited partner unit, December 31, 2001           $    2,480.69        $    2,811.36
                                                                    =====================================

Net asset value per limited partner unit, December 31, 2002           $    2,966.76        $    3,425.61
                                                                    =====================================


The accompanying notes are an integral part of these financial statements.

FUTURES PORTFOLIO FUND L.P.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 1.   Nature of Business and Significant Accounting Policies

Nature of business: Futures Portfolio Fund L.P. (the Partnership) was organized under the Maryland Revised Uniform Limited Partnership Act in May 1989 and operates as a commodity pool. The Partnership engages in the speculative trading of futures, options on futures and forward contracts. It is subject to the regulations of the Commodity Futures Trading Commission
(CFTC), an agency of the U. S. Government that regulates most aspects of the commodity futures industry, the rules of the National Futures Association
(NFA), an industry self-regulatory organization, and the requirements of commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants
(FCMs) through which the Partnership trades.

Each limited partner shares in the profits and losses of the Partnership in proportion to its respective interests in each partner class of the Partnership. A limited partner's loss is limited to the amount of its investment.

The Partnership has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, Statements of Cash Flows - Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Significant accounting policies are as follows.

Offering: The offering of the Partnership's units of limited partnership (the Units) was terminated by the General Partner on September 2, 1991. The Partnership was reopened to accept new investors effective January 6, 1995. As of May 1, 1995, units are being offered in two classes of units, Class A and Class B. These differ only in the General Partner and selling agent ongoing monthly fees, which are reduced in total by 0.85% and 1% per year, respectively, for Class B units. Class B units are offered only at the General Partner's discretion and are intended for larger investments or for groups who commit to larger investments collectively. Units are offered at the net asset value per unit as of the end of the month in which the subscription was received after payment of front-end charges, which may total up to 5%. Such subscriptions are recorded as pending partners' additions until the first day of the next month whey they are accepted as limited partners. Selling agents receive a selling commission up to a maximum amount of 4% of the offering price. The General Partner receives a 1% fee from new subscriptions.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents include cash in bank and interest-bearing demand deposits with banks.

Revenue recognition: Futures contracts are recorded on the trade date and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and market price) at the date of the statements of financial condition are included in equity in broker trading accounts. Any change in net unrealized gain or loss from the preceding period is reported in the statements of operations. Market value of futures contracts is based upon exchange settlement prices.

FUTURES PORTFOLIO FUND L.P.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 1.   Nature of Business and Significant Accounting Policies (continued)

The Partnership may enter into forward foreign currency exchange contracts. When entering into a forward currency contract, the Partnership agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. These contracts are valued daily, and the Partnership's net equity therein, representing unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and the forward rates at the reporting date, is included in the statements of financial condition. Realized and unrealized gains and losses are included in the statements of operations.

Foreign currency transactions: The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Income taxes: No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership's income and expenses as reported for income tax purposes. The Partnership prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Partnership's income, expenses, and trading gains or losses.

Dissolution of the Partnership: The Partnership will terminate on December 31, 2025, or at an earlier date under certain other circumstances as set forth in the Limited Partnership Agreement.

Note 2.   General Partner and Related Party Transactions

Steben & Company, Inc. is the General Partner of the Partnership. The General Partner is allocated 1% of any increase or decrease in the Partnership's net assets. The amount allocated to the General Partner for the years ended December 2002 and 2001, was $15,670 and $3,913, respectively, and is included in management fees on the statements of operations. Pursuant to the Limited Partnership Agreement, the General Partner is not required to contribute or maintain capital with the Partnership. The sole shareholder of the General Partner has a limited partner investment with the Partnership.

In consideration for providing administrative services, the Partnership pays the General Partner .1667% of the monthend net assets of the Partnership (2% annually) for Class A units and .0958% of the month-end net assets of the Partnership (1.15% annually) for Class B units. For the years ended December 31, 2002 and 2001, the General Partner received $114,153 and $93,518, respectively, which is included in management fees on the statements of operations.

FUTURES PORTFOLIO FUND L.P.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 3.   Selling Agents and Commodity Trading Advisors

A monthly fee equal to .1667% (2% annually) for Class A units and .0833% (1% annually) for Class B units is charged to the Partnership and paid to selling agents which sold Partnership units. The selling agent fee totaled $106,289 and $86,713 for the years ended December 31, 2002 and 2001, respectively, and is included in management fees on the statements of operations.

The Partnership has entered into advisory contracts with Campbell and Company, Inc., Sunrise Capital Partners, LLC, and Willowbridge Associates, Inc. (collectively, the Trading Advisors), which provide that the Partnership's trading activity will be conducted in accordance with instructions from the Trading Advisors. The General Partner is responsible for selecting and monitoring Trading Advisors and allocating the Fund's assets among the Trading Advisors.

For the performance of their services, the Trading Advisors receive a monthly management fee of .0833% (1% annually) based on the month-end net assets allocated to the respective Trading Advisor. Management fees include $96,622 and $86,190 paid to the Trading Advisors for the years ended December 31, 2002 and 2001, respectively. Management fees are calculated and paid monthly.

The Trading Advisors also receive an incentive fee of 25% based on the net new trading profits, as defined, that the respective Trading Advisor generates. Incentive fees are calculated and paid quarterly.

Note 4.   Operating Expenses

Brokerage commissions include NFA transaction and exchange fees and are accrued on a half-turn basis. The Partnership pays brokerage commissions at a rate of $8.39 to $9.39 per round-turn futures transaction on U.S. exchanges, higher on foreign exchanges.

The Partnership pays all ongoing administrative expenses. The General Partner will pay all such costs, other than extraordinary costs, to the extent they exceed 1.25% of the Partnership's average assets per calendar year. The actual percentage for the years ended December 31, 2002 and 2001, was .58% and .39% respectively.

Note 5.   Schedule of Investments

At December 31, 2002, the Partnership's assets were primarily cash and U.S. government securities on deposit with FCMs. The Partnership also had open futures and forward contracts with an unrealized net gain, at market value, of $802,544 consisting of various underlying domestic commodities and foreign currencies with delivery dates in 2003. There are no individual futures or forward contracts with a market value greater than 5% of partners' capital.

FUTURES PORTFOLIO FUND L.P.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 6.   Financial Highlights

The following financial highlights reflect activity related to the limited partners' classes only. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the year. Individual investor's ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.


                                                                                          Class A                   Class B
                                                                                          Limited                   Limited
                                                                                          Partners                  Partners
                                                                                   ------------------------------------------------

Net asset value per unit, January 1, 2001                                            $       2,367.45            $       2,634.21
                                                                                   ------------------------------------------------

Income from investment operations:
  Net investment (loss)                                                                       (197.12)                    (171.13)
  Net realized and unrealized gain (loss) on investments and
    foreign currency                                                                           310.36                      348.28
                                                                                   ------------------------------------------------
          Total from investment operations                                                     113.24                      177.15
                                                                                   ------------------------------------------------

Net asset value per unit, December 31, 2001                                          $       2,480.69            $       2,811.36
                                                                                   ================================================

Total Return                                                                                     4.77%                       6.72%

Ratios as a percentage of average net assets:
  Expense                                                                                       12.29%                       9.98%
  Net investment (loss)                                                                         (8.12)%                     (5.82)%


FUTURES PORTFOLIO FUND L.P.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 6.   Financial Highlights (continued)


                                                                                          Class A                    Class B
                                                                                          Limited                    Limited
                                                                                          Partners                  Partners
                                                                                   ------------------------------------------------

Net asset value per unit, January 1, 2002                                            $       2,480.69            $       2,811.36
                                                                                   ------------------------------------------------

Income from investment operations:
  Net investment (loss)                                                                       (264.05)                    (317.18)
  Net realized and unrealized gain (loss) on investments and
    foreign currency                                                                           750.03                      931.43
                                                                                   ------------------------------------------------
          Total from investment operations                                                     486.07                      614.25
                                                                                   ------------------------------------------------

Net asset value per unit, December 31, 2002                                          $       2,966.76            $       3,425.61
                                                                                   ================================================

Total Return                                                                              19.59%                     21.85%

Ratios as a percentage of average net assets:
  Expense                                                                                 11.36%                     11.99%
  Net investment (loss)                                                                   (9.75)%                   (10.29)%


The total expense and net investment (loss) ratios above are computed based upon the weighted average net assets of the Partnership for the years ended December 31, 2002 and 2001. Net investment (loss) excludes gain from trading activities.

Note 7.   Deposits with Brokers

The Partnership deposits cash and U.S. Government securities with brokers and FCMs subject to CFTC regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash and securities with such brokers and FCMs. The Partnership earns interest income on its cash deposited with the brokers and FCMs.

Note 8.   Distributions and Redemptions

The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner. The General Partner does not presently intend to make any such distributions. A limited partner may request and receive redemption of units owned as of the close of business on the last business day of any calendar month with a minimum of fifteen days' written notice. Each unit will be redeemed at the net asset value per unit on the redemption date, as defined.

FUTURES PORTFOLIO FUND L.P.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 9.   Trading Activities and Related Risks

The Partnership engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract. These instruments involve market risk, credit risk, or both kinds of risks, in excess of the amount recognized in the statements of financial condition. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movement in currency and securities values and interest rates.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act (CEAct) requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Net trading results from derivatives for the years ended December 31, 2002 and 2001, are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership's speculative trading of futures contracts, options on futures contract, and forward contracts.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

The Partnership's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Partnership maintains its cash accounts with financial institutions. The total cash balances of the Partnership are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per depositor, per bank. The Partnership had cash and cash equivalents at December 31, 2002, that exceeded the balance insured by the FDIC. The Partnership monitors such credit risk and has not experienced any losses related to such risks.

The General Partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 10.  Subsequent Event

In January and February 2003, there were limited partner additions and redemptions totaling $3,764,500 and $44,000, respectively.